As filed with the Securities and Exchange Commission on September 28, 1999.



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A

                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                 S3 INCORPORATED

             (Exact name of registrant as specified in its charter)

             Delaware                                77-0204341
  ------------------------------           ------------------------------
  (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)                 Identification No.)

  2841 Mission College Boulevard
      Santa Clara, California                           95054
  ------------------------------           ------------------------------
       (Address of Principal                         (Zip Code)
        Executive Offices)

     Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                   Name of each exchange on which
      to be so registered                   Each class is to be registered

             None                                        None
 -----------------------------               -----------------------------

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

     Securities Act registration statement file number to which this form relates: _________ (if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.0001 per share
        ----------------------------------------------------------------
                                (Title of class)

     The Registration Statement on Form 8-A (the "Registration Statement") filed by S3 Incorporated (the "Registrant") on January 21, 1993 is hereby amended by deleting in their entirety Items 1 and 2 of the Registration Statement and replacing such items with the following:



Item 1.  Decription of Registrant's Securities to be Registered.

     The information required by Item 1 is incorporated by reference to the information appearing under the caption "Description of Capital Stock" on pages 86-88 of the Joint Proxy Statement/Prospectus, dated August 16, 1999 that forms a part of the Registrant's Registration Statement on Form S-4 filed August 16, 1999 (File No. 333-85323).



Item 2.  Exhibits.

     The following exhibits are filed as a part of this registration statement:

     1. Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (File No. 33-57114) filed January 21, 1993).

     2. Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i).2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

     3. Certificate of Designation of Series A Participating Preferred Stock of the Registrant (incorporated herein by reference to Exhibit 3(i).3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

     4. Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i).4 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

     5. Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i).4 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

     6. Certificate of Amendment of Restated Certificate of Incorporation of the Registrant.

     7. Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(ii) of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

     8. Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1 (File No. 33-57114) filed January 21, 1993).

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 28, 1999.

                                   S3 INCORPORATED


                                            /S/  WALTER D. AMARAL
                                   By
                                      ------------------------------------------
                                            Walter D. Amaral
                                            Senior Vice President and
                                            Chief Financial Officer

                                INDEX TO EXHIBITS


1. Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (File No. 33-57114) filed January 21, 1993).

2. Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i).2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

3. Certificate of Designation of Series A Participating Preferred Stock of the Registrant (incorporated herein by reference to Exhibit 3(i).3 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

4. Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i).4 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

5. Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i).4 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

6. Certificate of Amendment of Restated Certificate of Incorporation of the Registrant.

7. Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(ii) of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

8. Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1 (File No. 33-57114) filed January 21, 1993).